Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Riverview Financial Corporation

We consent to the incorporation by reference in the registration statements (No. 333-210378, 333-207953 and 333-203544) on Form S-8 of Riverview Financial Corporation of our report dated March 23, 2018, with respect to the consolidated financial statements of Riverview Financial Corporation and subsidiary, which report appears in Riverview Financial Corporation’s 2017 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Gaithersburg, Maryland
March 23, 2018

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